UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2022

PRAXIS PRECISION MEDICINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39620	47-5195942
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Praxis Precision Medicines, Inc.

99 High Street, 30th Floor

Boston, Massachusetts 02110

(Address of principal executive offices, including zip code)

(617) 300-8460

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PRAX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 5, 2022, the Board of Directors (the “Board”) of Praxis Precision Medicines, Inc. (the “Company”) amended and restated the Company’s amended and restated bylaws (as amended and restated, the “Amended and Restated Bylaws”), effective immediately.

The Amended and Restated Bylaws amend and restate the Company’s bylaws to: (1) provide generally that the Board shall appoint the officers of the Company (rather than requiring the Board to appoint the President, Treasurer and Secretary at the Board meeting following the annual meeting of stockholders (the “Annual Board Meeting”) and any other officer at such meeting or any other meeting of the Board); (2) provide that appointments and removals of officers are subject to such officers’ rights under any contract of employment; (3) provide that the tenure of an officer shall be until his or her successor is elected and qualified or until his or her earlier resignation or removal (rather than until the next Annual Board Meeting); (4) provide that the Chairman of the Board must be a director; (5) provide that the record date for a stockholders meeting shall apply to any adjourned meeting and that the Board may fix a new record date for an adjourned meeting; (6) provide that the Amended and Restated Bylaws may be amended or repealed by the affirmative vote of not less than two-thirds of the outstanding shares entitled to vote on such amendment or repeal; and (7) reflect certain administrative, clarifying, and conforming changes.

In addition, the Amended and Restated Bylaws revise Article VI, Section 7 to read as follows (where “Corporation” refers to the Company and “DGCL” refers to the Delaware General Corporation Law):

SECTION 7. Exclusive Jurisdiction of Delaware Courts. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of or based on a fiduciary duty owed by any current or former director, officer or other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any current or former director, officer, or other employee or stockholder of the Corporation arising pursuant to any provision of the DGCL or the Certificate or Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein; provided that, the provisions of this sentence will not apply to suits brought to enforce any liability or duty created by the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction; and provided further that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state or federal court sitting in the State of Delaware. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 7.

The foregoing description of the Amended and Restated Bylaws is qualified in its entirety by reference to the Amended and Restated Bylaws, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Praxis Precision Medicines, Inc.
104	Cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRAXIS PRECISION MEDICINES, INC.

Date: January 7, 2022	By:	/s/ Marcio Souza
Marcio Souza
Chief Executive Officer